UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 23, 2005

Modtech Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-25161	33-0825386
(Commission File Number)	(IRS Employer Identification No.)

2830 Barrett Avenue, Perris, CA	92571
(Address of Principal Executive Offices)	(Zip Code)

(951) 943-4014
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On December 23, 2005, Modtech Holdings, Inc. (“Company”) entered into a third amendment to its February 25, 2005 Financing Agreement (“Financing Agreement”) with Fortress Credit Corp., as administrative and collateral agent for the parties named as lenders in the original Financing Agreement. The amendment revised the definition of Consolidated EBITDA. It also changed the required minimum Consolidated EBITDA and the installment period for repayment of the term loan.

Commencing in January 2006, Consolidated EBITDA will be measured monthly and calculated on a cumulative year-to-date basis. For all periods after December 31, 2006, Consolidated EBITDA shall be calculated for the 12-month period most recently ended. Prior to the amendment, Consolidated EBITDA had been measured on a quarterly basis. The required minimum Consolidated EBITDA was revised to correspond to the new time periods in which Consolidated EBITDA will be measured, and the term loan will now be repaid in monthly instead of quarterly installments.

A copy of the amendment is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit          Description
10.1     Third Amendment of the Financing Agreement, dated December 22, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 28, 2005

Modtech Holdings, Inc.

by: /s/ Dennis L. Shogren
      Dennis L. Shogren
      Chief Financial Officer